Exhibit 99.1
Extraction Oil & Gas, Inc. Announces First-Quarter 2020 Results
DENVER - May 11, 2020 (GLOBE NEWSWIRE) -- Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction” or the “Company”) today reported financial and operational results for the first quarter of 2020.

First-Quarter 2020 Highlights

•Average net sales volumes of 94,247 barrels of oil equivalent per day (Boe/d), including 38,502 barrels per day (Bbl/d) of crude oil

•Net income of $9 million, or $(0.03) per basic and diluted share, driven by a gain on commodity derivatives of $263 million. This compared to a net loss of $94 million, or $(0.60) per basic and diluted share1, for the same period in 2019. Adjusted EBITDAX, Unhedged2 was $85 million and Adjusted EBITDAX2 was $124 million

•Implemented lease operating expense (LOE) and general and administrative (G&A) cost reduction initiatives

•Subsequent to quarter end, borrowing base was reduced to $650 million

•Withdrawing 2020 guidance due to unprecedented pricing environment and business uncertainty related to the COVID-19 pandemic

1 For further information on the earnings per share, refer to the Condensed Consolidated Statement of Operations, included herein.
2 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged, are Non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged, and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “Non-GAAP Financial Measures,” included herein.

Financial Results

For the first quarter, Extraction reported crude oil, natural gas and NGL sales revenue of $165 million, as compared to $222 million during the same period in 2019, representing a decrease of $57 million, driven primarily by lower crude oil, natural gas and NGL prices. Revenue decreased sequentially, primarily driven by lower production and lower commodity prices.

Extraction reported net income of $9 million, or $(0.03) per basic and diluted share for the first quarter, driven primarily by a $263 million gain on commodity derivatives. This compared to a net loss of $94 million for the same period in 2019. Adjusted EBITDAX, Unhedged was $85 million for the first quarter, down 46% year-over-year. Adjusted EBITDAX was $124 million for the first quarter, down 10% year-over-year. Please read “Non-GAAP Financial Measures,” included herein.

Debt and Liquidity

Extraction ended the first quarter with $32 million of cash on its balance sheet and $470 million drawn on its revolving credit facility. On April 27, 2020, Extraction's borrowing base under its revolving credit facility was lowered to $650 million from $950 million, driven primarily by lower oil prices. Pro forma for the lower borrowing base and after giving effect to letters of credit, Extraction ended the first quarter with approximately $163 million of available liquidity.

The following table provides a summary of our sales volumes, average sales prices and certain operating expenses on a per BOE basis for the three months ended March 31, 2020 and 2019, respectively:

	For the Three Months Ended March 31,
	2020	2019
Sales (MBoe)(1):	8,576	7,236
Oil sales (MBbl)	3,504	3,583
Natural gas sales (MMcf)	19,003	13,959
NGL sales (MBbl)	1,906	1,327
Sales (BOE/d)(1):	94,247	80,401
Oil sales (Bbl/d)	38,502	39,809
Natural gas sales (Mcf/d)	208,819	155,103
NGL sales (Bbl/d)	20,942	14,742
Average sales prices(2):
Oil sales (per Bbl)	$35.45	$46.17
Oil sales with derivative settlements (per Bbl)	45.50	41.89
Differential ($/Bbl) to Average NYMEX WTI(3)	(7.65)	(8.73)
Natural gas sales (per Mcf)	1.17	2.57
Natural gas sales with derivative settlements (per Mcf)	1.39	2.25
Differential ($/Mcf) to Average NYMEX Henry Hub(4)	(0.89)	(0.59)
NGL sales (per Bbl)	9.02	15.53
Average price per BOE	19.09	30.67
Average price per BOE with derivative settlements	23.67	27.92
Expense per BOE:
Lease operating expenses	$3.54	$3.02
Transportation and gathering	2.66	1.43
General and administrative expenses	1.24	3.82
Cash general and administrative expenses(5)	1.24	2.02
Stock-based compensation	—	1.80

Production taxes as a % of Revenue	8.1%	8.2%
(1)One BOE is equal to six thousand cubic feet (“Mcf”) of natural gas or one barrel (“Bbl”) of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)Average prices shown in the table reflect prices both before and after the effects of our settlements of our commodity derivative contracts. Our calculation of such effects includes both gains and losses on settlements for commodity derivatives and amortization of premiums paid or received on options that settled during the period.
(3)Excludes amounts allocated to a satisfied performance obligation, recognized within oil sales for the three months ended March 31, 2020, pursuant to ASC 606, Revenue Recognition.
(4)Based on the difference between our average realized price and the NYMEX Henry Hub Average as converted into Mcf using a conversions factor of 1.1 to 1.
(5)Cash general and administrative expenses for the three months ended March 31, 2020 includes expense of $2.2 million related to the terms of a separation agreement with a former executive officer. Excluding this one-time expense results in cash general and administrative expense per BOE of $0.97 for the three months ended March 31, 2020.

Operational Results

First quarter crude oil volumes of 38,502 Bbl/d decreased 3% year-over-year. First quarter average net sales volumes were 94,247 BOE/d, an increase of 17% year-over-year. Crude oil accounted for approximately 75% of the Company’s total revenues recorded during the first quarter.

Extraction’s first-quarter 2020 aggregate drilling, completion and leasehold capital expenditures totaled $155 million, of which $147 million was for drilling and completions activity.

During the first quarter, Extraction drilled 34 gross (25 net) wells with an average lateral length of approximately 2.3 miles, completed 28 gross (23 net) wells with an average lateral length of approximately 2.3 miles and turned to sales 13 gross (12 net) wells with an average lateral length of approximately 2.1 miles.

2020 Guidance Withdrawal

As a result of unprecedented volatility and macroeconomic uncertainty driven by the combination of the COVID-19 pandemic and the OPEC-related price war, Extraction has withdrawn all guidance. Previous guidance should no longer be relied upon.

Extraction has established a shut-in strategy to curtail production from older horizontal wells in response to low commodity prices.

First-Quarter 2020 Earnings Conference Call Information

Those who would like to participate can dial into the number listed below approximately 15 minutes before the scheduled conference call time and enter confirmation number 8063749 when prompted.

Date:	Monday, May 11, 2020
Time:	4:30 PM EDT / 2:30 PM MDT
Dial - In Numbers:	1-844-229-9561 (Domestic toll-free)
Conference ID:	8063749

A replay of the conference call will be available on the website for approximately 30 days following the call.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$31,993	$32,382
Accounts receivable	88,728	137,112
Inventory, prepaid expenses and other	34,494	36,702
Commodity derivative asset	164,330	17,554
Total Current Assets	319,545	223,750
Property and Equipment (successful efforts method), at cost:
Oil and gas properties	5,248,969	5,204,881
Less: accumulated depletion, depreciation, amortization and impairment charges	(3,057,098)	(2,985,983)
Net oil and gas properties	2,191,871	2,218,898
Gathering systems and facilities, net of accumulated depreciation	—	315,777
Other property and equipment, net of accumulated depreciation	72,589	72,542
Net Property and Equipment	2,264,460	2,607,217
Non-Current Assets:
Commodity derivative asset	88,783	13,229
Other non-current assets	30,600	82,761
Total Non-Current Assets	119,383	95,990
Total Assets	$2,703,388	$2,926,957
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$163,057	$190,864
Accounts payable and accrued liabilities, related party	46,777	—
Revenue and production taxes payable	220,258	223,982
Commodity derivative liability	716	1,998
Accrued interest payable	18,042	20,625
Asset retirement obligations	15,328	27,058
Total Current Liabilities	464,178	464,527
Non-Current Liabilities:
Credit facility	470,000	470,000
Senior Notes, net of unamortized debt issuance costs	1,086,347	1,085,777
Commodity derivative liability	—	108
Other non-current liabilities	257,809	222,169
Deferred tax liability	2,200	—
Total Non-Current Liabilities	1,816,356	1,778,054
Total Liabilities	2,280,534	2,242,581
Commitments and Contingencies
Series A Convertible Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 185,280 issued and outstanding	182,157	175,639
Stockholders' Equity:
Extraction Oil & Gas, Inc.	240,697	244,373
Noncontrolling interest	—	264,364
Total Stockholders' Equity	240,697	508,737
Total Liabilities and Stockholders' Equity	$2,703,388	$2,926,957

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Revenues:
Oil sales	$124,219	$165,424
Natural gas sales	22,302	35,892
NGL sales	17,193	20,601
Gathering and compression	1,473	—
Total Revenues	165,187	221,917
Operating Expenses:
Lease operating expenses	30,390	21,857
Midstream operating expenses	3,935	—
Transportation and gathering	22,786	10,365
Production taxes	13,454	18,129
Exploration and abandonment expenses	112,480	6,194
Depletion, depreciation, amortization and accretion	76,051	118,770
Impairment of long lived assets	775	8,248
Gain on sale of property and equipment	—	(222)
General and administrative expense	10,596	27,652
Other operating expenses	52,575	—
Total Operating Expenses	323,042	210,993
Operating Income (Loss)	(157,855)	10,924
Other Income (Expense):
Commodity derivatives gain (loss)	263,015	(122,091)
Loss on deconsolidation of Elevation Midstream, LLC	(73,139)	—
Interest expense	(21,358)	(13,008)
Other income	574	1,143
Total Other Income (Expense)	169,092	(133,956)
Income (Loss) Before Income Taxes	11,237	(123,032)
Income tax (expense) benefit	(2,200)	29,000
Net Income (Loss)	$9,037	$(94,032)
Income (Loss) Per Common Share(1)
Basic and diluted	$(0.03)	$(0.60)
Weighted Average Common Shares Outstanding
Basic and diluted	137,726	170,702
(1)For further information, see the reconciliation of Net Income (Loss) attributable to common shareholders for the three months ended March 31, 2020 and 2019 in Note 12 of our Quarterly Report on Form 10-Q.

EXTRACTION OIL & GAS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$9,037	$(94,032)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	76,051	118,770
Abandonment and impairment of unproved properties	106,928	3,893
Impairment of long lived assets	775	8,248
Gain on sale of property and equipment	—	(222)
Gain on repurchase of 2026 Senior Notes	—	(7,317)
Amortization of debt issuance costs	1,242	1,498
Non-cash lease expense	4,871	2,486
Contract asset	8,465	—
Commodity derivatives (gain) loss	(263,015)	122,091
Settlements on commodity derivatives	24,932	(3,538)
Earnings in unconsolidated subsidiaries	(480)	(338)
Loss on deconsolidation of Elevation Midstream, LLC	73,139	—
Distributions from unconsolidated subsidiaries	—	1,751
Deferred income tax expense (benefit)	2,200	(29,000)
Stock-based compensation	—	13,008
Changes in current assets and liabilities:
Accounts receivable—trade	(9,127)	11,908
Accounts receivable—oil, natural gas and NGL sales	66,253	2,981
Inventory, prepaid expenses and other	584	136
Accounts payable and accrued liabilities	(7,699)	(10,638)
Accounts payable and accrued liabilities, related party	46,777	—
Revenue payable	(1,690)	(21,506)
Production taxes payable	21,002	22,919
Accrued interest payable	(2,583)	(4,429)
Asset retirement expenditures	(10,563)	(4,558)
Net cash provided by operating activities	147,099	134,111
Cash flows from investing activities:
Oil and gas property additions	(143,000)	(188,027)
Sale of property and equipment	12,117	16,521
Gathering systems and facilities additions, net of cost reimbursements	4,193	(49,175)
Other property and equipment additions	(2,980)	(8,213)
Investment in unconsolidated subsidiaries	(10,033)	(4,929)
Distributions from unconsolidated subsidiary, return of capital	—	1,448
Net cash used in investing activities	(139,703)	(232,375)
Cash flows from financing activities:
Borrowings under credit facility	70,000	65,000
Repayments under credit facility	(70,000)	(25,000)
Repurchase of 2026 Senior Notes	—	(28,460)
Repurchase of common stock	—	(32,212)
Payment of employee payroll withholding taxes	(35)	(454)
Dividends on Series A Preferred Stock	—	(2,721)
Debt and equity issuance costs	(22)	(94)
Preferred Unit issuance costs	—	(10)
Net cash used in financing activities	(57)	(23,951)
Effect of deconsolidation of Elevation Midstream, LLC	(7,728)	—
Decrease in cash and cash equivalents	(389)	(122,215)
Cash, cash equivalents at beginning of period	32,382	234,986
Cash, cash equivalents at end of the period	$31,993	$112,771
Supplemental cash flow information:
Property and equipment included in accounts payable and accrued liabilities	$99,602	$143,168
Cash paid for interest	$24,865	$25,265
Accretion of beneficial conversion feature of Series A Preferred Stock	$1,770	$1,596
Preferred Units commitment fees and dividends paid-in-kind	$6,160	$3,975
Series A Preferred Stock dividends paid-in-kind	$4,748	$—

Non-GAAP Financial Measures

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (GAAP). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX and Adjusted EBITDAX, Unhedged as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion (DD&A), impairment of long lived assets, non-recurring charges in other operating expenses, exploration and abandonment expenses, gain on sale of property and equipment, (gain) loss on commodity derivatives, settlements on commodity derivative instruments, premiums paid for derivatives that settled during the period, stock-based compensation expense, amortization of debt issuance costs, gain on repurchase of senior notes, interest expense, income tax expense (benefit) and loss on deconsolidation of Elevation Midstream, LLC.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Reconciliation of Net Income (Loss) to Adjusted EBITDAX:
Net income (loss)	$9,037	$(94,032)
Add back:
Depletion, depreciation, amortization and accretion	76,051	118,770
Impairment of long lived assets	775	8,248
Other operating expenses	52,575	—
Exploration and abandonment expenses	112,480	6,194
Gain on sale of property and equipment	—	(222)
(Gain) loss on commodity derivatives	(263,015)	122,091
Settlements on commodity derivative instruments	39,295	(10,329)
Premiums paid for derivatives that settled during the period	—	(9,549)
Stock-based compensation expense	—	13,008
Amortization of debt issuance costs	1,242	1,497
Gain on repurchase of 2026 Senior Notes	—	(7,317)
Interest expense	20,116	18,828
Income tax expense (benefit)	2,200	(29,000)
Loss on deconsolidation of Elevation Midstream, LLC	73,139	—
Adjusted EBITDAX	$123,895	$138,187
Deduct:
Settlements on commodity derivative instruments	39,295	(10,329)
Premiums paid for derivatives that settled during the period	—	(9,549)
Adjusted EBITDAX, Unhedged	$84,600	$158,065

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three months ended March 31, 2020 and 2019 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting.

Free Cash Flow

The following tables present a reconciliation of Discretionary Cash Flow and Adjusted Cash Flow used in Investing and Free Cash Flow to the GAAP financial measure of net cash provided by operating activities and net cash used in investing for each of the periods indicated.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(Unaudited)

	Upstream	Midstream	Consolidated
	For the Three Months Ended March 31, 2020
Cash Flow from Operating Activities
Net cash provided by operating activities	$144,219	$2,880	$147,099
Changes in current assets and liabilities	(101,047)	(1,907)	(102,954)
Discretionary Cash Flow	43,172	973	44,145

Cash Flow from Investing Activities
Net cash used in investing activities	(133,863)	(5,840)	(139,703)
Change in accounts payable and accrued liabilities related to capital expenditures	(10,477)	2,210	(8,267)
Adjusted Cash Flow used in Investing	(144,340)	(3,630)	(147,970)

Other Non-Recurring Adjustments(1)	1,170	—	1,170

Free Cash Flow	$(99,998)	$(2,657)	$(102,655)

	Upstream	Midstream	Consolidated
	For the Three Months Ended March 31, 2019
Cash Flow from Operating Activities
Net cash provided by operating activities	$131,121	$2,990	$134,111
Changes in current assets and liabilities	3,634	(447)	3,187
Discretionary Cash Flow	134,755	2,543	137,298

Cash Flow from Investing Activities
Net cash used in investing activities	(184,719)	(47,656)	(232,375)
Change in accounts payable and accrued liabilities related to capital expenditures	8,350	(9,566)	(1,216)
Adjusted Cash Flow used in Investing	(176,369)	(57,222)	(233,591)

Other Non-Recurring Adjustments(1)	1,582	—	1,582

Free Cash Flow	$(40,032)	$(54,679)	$(94,711)
(1) Amount incurred for the construction of our field office that is included in other property and equipment in Extraction's condensed consolidated statements of cash flows.

Our Free Cash Flow is not a measure of net income (loss) as determined by GAAP. We define Free Cash Flow as Discretionary Cash Flow (non-GAAP) less Adjusted Cash Flow used in Investing (non-GAAP) adjusted for Other Non-Recurring Adjustments (non-GAAP). Discretionary Cash Flow is defined as net cash provided by operating activities (GAAP) less changes in working capital (current assets and liabilities). Adjusted Cash Flow used in Investing is defined as cash flow used in investing activities (GAAP) adjusted for changes in accounts payable and accrued liabilities related to capital expenditures.

Free Cash Flow is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Free Cash Flow can provide additional transparency into the drivers of trends in our operating cash flows, such as production, realized sales prices and operating costs, as it disregards the timing of settlement of operating assets and liabilities. We believe Free Cash Flow provides additional information that may be useful in an analysis of our ability to generate cash to fund exploration and development activities, construct and support of midstream assets, and to return capital to stockholders.

Investor Contact: Louis Baltimore, ir@extractionog.com, 720-974-7773
Media Contact: Brian Cain, info@extractionog.com, 720-974-7782